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SCHEDULE 13G
CUSIP NO. 12022E108                                          PAGE 10 OF 10 PAGES


                                                                       Exhibit I

                             JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, $.001 par value, of Bulldog Technologies Inc., a Nevada corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of April 23, 2004



                    ALEXANDRA GLOBAL MASTER FUND LTD.

                    By: ALEXANDRA INVESTMENT MANAGEMENT, LLC,
                             its Investment Advisor

                          By: /s/ Mikhail A. Filimonov
                          ----------------------------
                          Mikhail A. Filimonov
                          Title: Managing Member

                    ALEXANDRA INVESTMENT MANAGEMENT, LLC

                    By: /s/ Mikhail A. Filimonov
                    ----------------------------
                    Mikhail A. Filimonov
                    Title: Managing Member

                    /s/ Mikhail A. Filimonov
                    ----------------------------
                    Mikhail A. Filimonov

                    /s/ Dimitri Sogoloff
                    ----------------------------
                    Dimitri Sogoloff